Standard Form of Agreement Between Owner and Contractor where the basis of payment is a Stipulated Sum

AGREEMENT
made as of the 28th day of August in the year of Nineteen Hundred and Ninety-Five
BETWEEN the Owner:
Mendocino Brewing Company
P.O. Box 400
Hopland, CA 95449
and the Contractor:
BDM Construction Company, Inc.
835 Piner Road, Suite D
Santa Rosa, CA 95403
The Project is:
Mendocino Brewing Company
1875 Airport Road
Ukiah, CA 95482
The Architect is:
Victor F. Lopes
2606 East Side Road
Ukiah, CA 95482
The Owner and Contractor agree as set forth below.

ARTICLE 1
THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.

ARTICLE 2
THE WORK OF THIS CONTRACT
The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:
The Project is to build a building to house a beer brewery with appropriate loading docks and rams, maintenance building, parking, landscaping and roadways, all as more particularly outlined in those general conceptual drawings by Victor
F. Lopes, Architect, of Ukiah, CA and identified as site development permit project data vicinity map, site plan and exterior elevations all dated May 17, 1995 and identified as sheets A, B, and C. The Project will be more particularly in accordance with working drawings to be prepared by Architect and provided to Contractor by Owner to construct the Project as identified above.

ARTICLE 3
DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
3.1 The date of commencement is the date from which the Contract Time of Paragraph
3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than September 1, 1996, subject to adjustments of this Contract Time as provided in the Contract Documents.

ARTICLE 4
CONTRACT SUM
4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Six Million Two Hundred Six Thousand Six Hundred Twenty Nine Dollars ($6,206,629.00), subject to additions and deductions as provided in the Contract Documents.
4.2 The Contract Sum is based upon the following alternatives, if any, which are described in the Contract Documents and are hereby accepted by the Owner: See Exhibit 'B' - Exhibit 'B', the Estimate Summary represents the Contractors estimated schedule of values for this project. It is hereby agreed that the Contract Sum of $6,206,629.00 represents the total amount allocated for the construction of the completed project as defined by the Contract Documents (Exhibit 'A' and 'C'). This Contract Sum is not to be exceeded unless Owner authorizes additional work in accordance with the General Conditions (AIA Document A201). It is further agreed that any cost savings which exist after all Subcontracts, Purchase Orders, and Labor are accounted for, will result in a deductive Change Order to this Contract.
4.3 Unit prices, if any, are as follows: The following labor rates have been established for this project:
A. Superintendent $45.00/hr.
B. Carpenters $36.00/hr.
C. Laborers $25.00/hr.
D. Fab Shop Labor $60.00/hr.

ARTICLE 5
PROGRESS PAYMENTS
5.1 Based upon Applications for Payment submitted to the Owner by the Contractor and the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.
5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month. Contractor agrees to furnish to Owner, unless such requirement is waived in writing by Owner, releases of claims for labor and material furnished on the job as of the date being covered by the Progress Payment, or for the entire job if for Final Payment, and for subcontractors/materialmen performing work and/or furnishing materials under this Agreement, all in the form specifically provided by the Owner. Owner shall have the right, at any time, to make checks for Progress Payments payable jointly to the Contractor and any of his subcontractors, appropriate unions, material suppliers, labor or equipment suppliers, and the same shall operate to discharge the obligation for payment of the amount so paid by Owner to the Contractor. Any payment made hereunder prior to completion and acceptance of the Work, shall not be construed as evidence of acceptance of any part of Contractor's work, which shall only be accepted pursuant to those provisions of the Contract Documents pertaining to acceptance of the work.
5.3 Provided an Application for Payment is received by the Owner not later than the 10th day of a month, the Owner shall make payment to the Contractor not later than the 30th day of the same month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than 30 days after the Owner receives the Application for Payment.
5.4 Each Application for payment shall be based upon the Schedule of Values submitted by the Contractor in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.
5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.
5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:
5.6.1. Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the Schedule of Values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;
5.6.2. Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent (10%);
5.6.3. Subtract the aggregate of previous payments made by the Owner; and
5.6.4. Subtract amounts, if any, for which the Owner has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.
5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:
5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to Ninety percent (90%) of the Contract Sum, less such amounts as the Owner ct shall determine for incomplete Work and unsettled claims; and
5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

ARTICLE 6
FINAL PAYMENT
Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor including Punch List work except for the contractor's responsibility to correct nonconforming Work as provided in subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Invoice for Payment has been issued by the Contractor, such final payment shall be made by the Owner not more than 30 days after the issuance of the Invoice for Payment, or as follows: Thirty (30) days following Owner's receipt of the following: A. Recordation of a Substantial Notice of Completion. B. Final Conditional Lien Releases from subs, suppliers, and contractor.

ARTICLE 7
MISCELLANEOUS PROVISIONS
7.1. Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.
7.2. Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon, if any.)
7.3. Other provisions:
7.3.1 Cost of bonds, permits, fees, engineering, assessments, duties, utility fees, testing, and inspections to be paid by Owner
7.3.2 Auto parking section to be 2" of AC over 6" of base. Truck areas to be 3" A.C. over 11" of base.
7.3.3 All offsite work to be excluded.
7.3.4 Future bar is NIC.
7.3.5 2nd floor is unfinished.

7.3.6 Bell tower is NIC.
7.3.7 Preparation of Subgrade for 37 auto parking lot at the North-East is included in this contract. The Base and Paving is NIC.
7.3.8 Roof structure over SBR is NIC.
7.3.9 The following allowances exist for scopes of work which need to be defined: Blower Room (24,000), Sludge Tank (5,000), Offsite Electrical (30,000), Plumbing at Bottle/Keg (60,000), Electrical at Bottle/Keg (50,000), Filler Room (35,000), and Casework (22,000).
7.3.10 Owner agrees to indemnify Contractor and its subcontractors from any claims, costs, and liability relating to hazardous substances on the property that are not generated, transported, or disposed of by Contractor.

ARTICLE 8
TERMINATION OR SUSPENSION
8.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of the General Conditions.
8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

ARTICLE 9
ENUMERATION OF CONTRACT DOCUMENTS
9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:
9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.
9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.
9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated and are as follows: See Exhibit 'A'
9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows: See Exhibit 'A'
9.1.5 The Drawings are as follows, and are dated, unless a different date is shown below: See Exhibit 'A'
9.1.6 The addenda, if any, are as follows: See Exhibit 'A' Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 9.
9.1.7 Other documents, if any, forming part of the Contract Documents are as follows: Exhibit 'A' (4 pages), Exhibit 'B' (1 page), and Exhibit 'C' (1 page) are hereby enumerated as contract documents. This agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the lender, and the remainder to the Owner.

OWNER                                                     CONTRACTOR


- ---------------------------                      ----------------------------
(Signature)                                               (Signature)


- ---------------------------                      ----------------------------
Mendocino Brewing Company                               BDM Construction
Company Inc.

EXHIBIT 'A'
VICTOR FERNANDO LOPES, ARCHITECT

A-1       TITLE SHEET AND DRAWING INDEX                                12/28/95
A-2       VICINITY MAP AND PROJECT DATE                                12/28/95
A-3       SITE PLAN                                                    12/28/95
A-4       BREWERY FLOOR PLAN                                            4/15/96
A-5       ADMINISTRATION FIRST FLOOR PLAN                               4/15/96
A-5.1     ADMINISTRATION FIRST REFLECTED CEILING PLAN                   4/15/96
A-6       ADMINISTRATION MEZZANINE FLOOR PLAN                           4/15/96
A-7       EXTERIOR ELEVATIONS - PHASE 1                                 4/15/96
A-8       BUILDING SECTIONS                                             4/15/96
A-9       BUILDING SECTIONS                                             4/15/96
A-10      INTERIOR FINISH SCHEDULE                                      4/15/96
A-11      EXTERIOR FRAMING DETAILS                                      4/15/96
A-12      EXTERIOR FRAMING DETAILS                                      4/15/96
A-13      EXTERIOR FRAMING DETAILS                                      4/15/96
B-1       BASEMENT FOUNDATION PLAN                                     12/28/95
B-2       STRUCTURAL SECTIONS AND DETAILS                              12/28/95
B-3       STRUCTURAL DETAILS                                           12/28/95
G-1       GRADING PLAN                                                 12/28/95
G-2       GRADING SECTIONS                                             12/28/95
S-1       FOUNDATION PLAN                                               4/24/96
S-2       FLOOR PLAN                                                    4/24/96
S-3       FOOTING SCHEDULE                                              4/24/96
S-4       FOUNDATION DETAILS                                            4/24/96
S-5       FOUNDATION DETAILS                                            4/24/96
S-6       FOUNDATION DETAILS                                           12/28/95

SUMMIT ENGINEERING, INC.
CONSULTING CIVIL ENGINEERS

C-1      PW GRADING AND DRAINAGE PLAN                                  11/10/95
S-1      GENERAL NOTES & ABBREVIATIONS                                 10/25/95
S-2      STRUCTURAL PLANS                                              10/18/95
S-3      STANDARD DETAILS                                              10/18/95
S-4      STRUCTURAL DETAILS                                            10/25/95
S-5      STRUCTURAL DETAILS                                            10/18/95
PW-1     ABBREVIATIONS, SYMBOLS & KEY MAP                              10/18/95
PW-2     PWI-PWE AREA PLANS & SECTIONS                                 10/18/95
PW-3     BLOWER BLDG & A.A. PIPING                                     11/4/95
PW-4     SLUDGE STORAGE TANKS                                          10/18/95
PW-5     SECTIONS AND DETAILS                                          10/18/95
PW-6     SECTIONS AND DETAILS                                          10/18/95

VARCO-PRUDEN BUILDINGS

JOB NO. 51746
DRAWINGS #1 THRU #106

COSTA ENGINEERS INC.
MECHANICAL ENGINEERING

M-1      MECHANICAL FLOOR PLAN                                         11/13/95
M-2      MECHANICAL PLAN                                               11/13/95
M-3      PARTIAL PLAN - MECHANICAL                                     11/13/95
M-4      PARTIAL PLAN - MECHANICAL                                     11/13/95
M-5      MECHANICAL SCHEDULES & LEGENDS                                11/14/95
M-6      MECHNICAL DETAILS                                             11/14/95
M-7      MECHANICAL DETAILS                                            11/13/95
E-8      FIRE ALARM/LIGHTING CONTROL                                   11/13/95
P-1      PLUMBING FLOOR PLAN                                           11/13/95
P-2      PLUMBING FLOOR PLAN                                           11/13/95
P-3      PLUMBING FLOOR PLAN                                           11/13/95
P-4      PLUMBING FLOOR PLAN                                           11/13/95
P-5      PARTIAL PLUMBING PLAN                                         11/13/95
P-6      PARTIAL PLUMBING PLAN                                         11/13/95
P-7      PLUMBING SCHEDULES, ETC.                                      11/13/95
P-8      PLUMBING DETAILS                                              11/13/95
P-9      PLUMBING DETAILS                                              11/13/95


HANSEN & SLAUGHTER, INC.
ELECTRICAL ENGINEERING

E-1      SCHEDULES, DETAILS AND NOTES                                  11/13/95
E-2      SITE PLAN                                                     11/13/95
E-3      BUILDING FLOOR PLAN LIGHTING                                  11/13/95
E-4      BUILDING FLOOR PLAN POWER                                     11/13/95
E-5      OFFICE FLOOR PLAN LIGHTING                                    11/13/95
E-6      OFFICE FLOOR PLAN POWER                                       11/13/95
E-7      SINGLE LINE DIAGRAM                                           11/13/95
E-8      FIRE ALARM/LIGHTING CONTROL                                   11/13/95
E-9      SCHEDULES                                                     11/13/95
E-10     SCHEDULES                                                     11/13/95
E-11     SCHEDULES                                                     11/13/95

SIERRA DESIGN & MANUFACTURING

1545-5            FLOOR DRAIN LAYOUT
        10/14/95
1545-11           22 oz. BOTTLING LINE LAYOUT #8
        10/7/95
1545-12           22 oz. BOTTLING LINE ELECTRICAL
        10/8/95
1545-14           12, 22 oz. & KEG LINES
        10/14/95
1545-16           22 oz. FILLER ROOM
        10/7/95
1545-17           22 oz. BOTTLING LINE UTILITIES
        10/5/95
1545-18           KEG LINE UTILITIES
        10/20/95

AQUA AEROBICS

8107764           TITLE PAGE
        10/13/95
8107764-1      SHEET 1
        10/6/95
8107764-2      SHEET 2
        10/3/95
8107764-3      SHEET 3
        10/4/95
8107764-4      SHEET 4
        10/5/95
8107764-5      SHEET 5
        10/5/95
8107764-6      SHEET 6
        10/5/95
8107764-7      SHEET 7
        10/6/95
8107764-8      SHEET 8
        10/4/95

8107764-9      SHEET 9
        10/5/95
94749041-1     SHEET 1
        10/11/95
94749041-2     SHEET 2
        10/11/95
94749041-3     SHEET 3
        10/11/95
94749041-4     SHEET 4
        10/11/95
94749041-5     SHEET 5
        10/11/95
94749041-6     SHEET 6                                                   10/95
94749041-7     SHEET 7                                                   10/95

INDUSTRIAL REFRIGERATION & PROCESS PIPING, INC.

R-1       REFRIGERANT EQUIPMENT SCHEDULES
     10/20/95
R-2       REFRIGERATION PACKAGE BASE DESIGN
     9/28/95
R-3       REFRIGERATION PIPING & EQUIPMENT LAYOUT
     10/20/95
R-4       CHILLER PACKAGE CONDENSER LAYOUT
     10/20/95
R-5       BLDG. SECTIONS W/ REFRIGERATION EQUIPMENT
     10/20/95

Exhibit 'B' - Phase 1




- ----------------- ----------------------------------- --------------------------
ITEM              DESCRIPTION                         BUDGET 05/13/96
- ----------------- ----------------------------------- --------------------------
1                 JOB OVERHEAD                        281,354.00
- ----------------- ----------------------------------- --------------------------
2                 SITEWORK                            150,000.00
- ----------------- ----------------------------------- --------------------------
                  SURVEY CONTROL                        5,000.00
- ----------------- ----------------------------------- --------------------------
                  PAVING                              187,000.00
- ----------------- ----------------------------------- --------------------------
                  STRIPING & BUMPERS                      741.00
- ----------------- ----------------------------------- --------------------------
                  FIRE PROTECTION YARD PIPING          18,600.00
- ----------------- ----------------------------------- --------------------------
                  STORM DRAINAGE                       16,000.00
- ----------------- ----------------------------------- --------------------------
                  DOMESTIC SEWER SYSEM                  3,000.00
- ----------------- ----------------------------------- --------------------------
                  WASTE WATER SYSTEM (AQUA AEROBICS)  182,000.00
- ----------------- ----------------------------------- --------------------------
                  BLOWER ROOM                          24,000.00
- ----------------- ----------------------------------- --------------------------
                  SLUDGE TANK                           5,000.00
- ----------------- ----------------------------------- --------------------------
                  UTILITY CHASES                        1,200.00
- ----------------- ----------------------------------- --------------------------
                  DOMESTIC WATER (SITE)                 1,500.00
- ----------------- ----------------------------------- --------------------------
                  SITE CONCRETE                        90,000.00
- ----------------- ----------------------------------- --------------------------
                  LANDSCAPE & IRRIGATION (ALLOW)       80,000.00
- ----------------- ----------------------------------- --------------------------
                  FENCING                              15,000.00
- ----------------- ----------------------------------- --------------------------
                  SIGNAGE (ALLOW)                       1,000.00
- ----------------- ----------------------------------- --------------------------
6                 BUILDING CONCRETE                   871,932.00
- ----------------- ----------------------------------- --------------------------
10                CARPENTRY                            91,498.00
- ----------------- ----------------------------------- --------------------------
11                MILLWORK                             17,162.00
- ----------------- ----------------------------------- --------------------------
                  CASEWORK (ALLOW)                     22,000.00
- ----------------- ----------------------------------- --------------------------
                  WOOD DOORS                           11,137.00
- ----------------- ----------------------------------- --------------------------
12                FINISH HARDWARE                      18,562.00
- ----------------- ----------------------------------- --------------------------
13                STRUCTURAL STEEL                     60,000.00
- ----------------- ----------------------------------- --------------------------
14                MISCELLANEOUS IRON                   15,000.00
- ----------------- ----------------------------------- --------------------------
15                PRE-ENGINEERED COMPONENTS           478,987.00
- ----------------- ----------------------------------- --------------------------
                  ERECTION                            175,000.00
- ----------------- ----------------------------------- --------------------------
16                HOLLOW METAL DOORS & FRAMES          15,795.00
- ----------------- ----------------------------------- --------------------------
                  TOILET PARTITIONS                     3,800.00
- ----------------- ----------------------------------- --------------------------
                  ROLL-UP DOORS                        15,400.00
- ----------------- ----------------------------------- --------------------------
17                ALUM, GLASS, GLAZING                 63,000.00
- ----------------- ----------------------------------- --------------------------
18                CONCRETE TILE ROOF                   39,500.00
- ----------------- ----------------------------------- --------------------------

- ----------------- ----------------------------------- --------------------------
                  CAULKING & SEALANTS                   2,000.00
- ----------------- ----------------------------------- --------------------------
19                FLASHING & SHEETMETAL                 10,000.00
- ----------------- ----------------------------------- --------------------------
20                LATH & PLASTER                      191,120.00
- ----------------- ----------------------------------- --------------------------
                  DRYWALL & METAL STUDS               126,260.00
- ----------------- ----------------------------------- --------------------------
21                ACOUSTICAL CEILING                    8,208.00
- ----------------- ----------------------------------- --------------------------
                  INSULATION                           40,356.00
- ----------------- ----------------------------------- --------------------------
22                QUARRY TILE                          34,000.00
- ----------------- ----------------------------------- --------------------------
                  CERAMIC TILE                         31,600.00
- ----------------- ----------------------------------- --------------------------
23                CARPET                                7,599.00
- ----------------- ----------------------------------- --------------------------
                  SHEETVINYL & RUBBER BASE              9,530.00
- ----------------- ----------------------------------- --------------------------
                  EPOXY FLOORING & WALLS               71,504.00
- ----------------- ----------------------------------- --------------------------
24                LADDER & HATCH                        1,500.00
- ----------------- ----------------------------------- --------------------------
                  TOILET ACCESSORIES                    4,950.00
- ----------------- ----------------------------------- --------------------------
                  LOCKERS                               4,750.00
- ----------------- ----------------------------------- --------------------------
                  DOCK LEVELORS                        17,000.00
- ----------------- ----------------------------------- --------------------------
                  FILLER ROOM                          35,000.00
- ----------------- ----------------------------------- --------------------------
25                PAINTING                             52,000.00
- ----------------- ----------------------------------- --------------------------
                  VINYL WALL COVERING                   3,070.00
- ----------------- ----------------------------------- --------------------------
26                PLUMBING                            384,000.00
- ----------------- ----------------------------------- --------------------------
                  PLUMBING AT BOTTLING/KEG             60,000.00
- ----------------- ----------------------------------- --------------------------
                  HVAC                                166,584.00
- ----------------- ----------------------------------- --------------------------
                  REFRIGERATION                       116,832.00
- ----------------- ----------------------------------- --------------------------
27                ELECTRICAL                          520,000.00
- ----------------- ----------------------------------- --------------------------
                  OFFSITE ELECTRICAL                   30,000.00
- ----------------- ----------------------------------- --------------------------
                  ELECTRICAL AT BOTTLING/KEG           50,000.00
- ----------------- ----------------------------------- --------------------------
28                FIRE SPRINKLERS                      41,120.00
- ----------------- ----------------------------------- --------------------------
29                FRP PANELS                          103,250.00
- ----------------- ----------------------------------- --------------------------
                  TREE PRUNING                         10,657.00
- ----------------- ----------------------------------- --------------------------
                  TEMP ACCESS ROAD                      5,587.00
- ----------------- ----------------------------------- --------------------------
                  PRECISION/SET EQUIPMENT              35,000.00
- ----------------- ----------------------------------- --------------------------
                  TEGRA                                18,548.00
- ----------------- ----------------------------------- --------------------------
                  SCHRAM                              500,000.00
- ----------------- ----------------------------------- --------------------------
                  DEWATERING                           28,000.00
- ----------------- ----------------------------------- --------------------------
                  GENERATOR                            10,000.00
- ----------------- ----------------------------------- --------------------------
                  PERMITS, FEES, ENGINEERING,ETC.      32,770.00
- ----------------- ----------------------------------- --------------------------
                  MARK-UP                             483,666.00
- ----------------- ----------------------------------- --------------------------
                  TOTAL BUDGET                        $6,206,629.00
- ----------------- ----------------------------------- --------------------------

GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION


ARTICLE 1
GENERAL PROVISIONS

1.1   BASIC DEFINITIONS
1.1.1  THE CONTRACT DOCUMENTS
The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and
Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order,
(3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).
1.1.2     THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.
1.1.3 THE WORK
The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations The Work may constitute the whole or a part of the Project.
1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.
1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial  portions of the Contract  Documents,
wherever  located  and  whenever  issued,  showing  the  design,   location  and
dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.
1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.
1.1.7 THE PROJECT MANUAL
The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.
1.2  EXECUTION,  CORRELATION  AND  INTENT
1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or the Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.
1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions
     under  which  the  Work  is  to  be  performed  and   correlated   personal
     observations with requirements of the Contract Documents.
1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.
1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.
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1.2.5 Unless otherwise  stated  in the  Contract  Documents,  words  which  have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.
1.3  OWNERSHIP  AND  USE  OF  ARCHITECT'S  DRAWINGS,  SPECIFICATIONS  AND  OTHER
DOCUMENTS
1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the
Drawings,   Specifications   and  other  documents  prepared  by  the  Architect
appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.
1.4  CAPITALIZATION
1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.
1.5  INTERPRETATION
1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

ARTICLE 2
OWNER

2.1  DEFINITION
2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.
2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.
2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
2.2.1 The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. [Note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.]
2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.
2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.
2.2.4 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.
2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.
2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).
2.3 OWNER'S RIGHT TO STOP THE WORK
2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.
2.4 OWNER'S RIGHT TO CARRY OUT THE WORK
2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3
CONTRACTOR

3.1   DEFINITION
3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.
3.2  REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.
3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant in Paragraph 3.12.

3.3  SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.
3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.
3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.
3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.
3.4  LABOR AND MATERIALS
3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.
3.5 WARRANTY
3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.
3.6  TAXES
3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7  PERMITS, FEES AND NOTICES
3.7.1 Unless otherwise provided in the Contract Documents, the Owner shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.
3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.
3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.
3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.
3.8 ALLOWANCES
3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.
3.8.2 Unless otherwise provided in the Contract Documents:
          .1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;
          .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
          .3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;
          .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in Contractor's costs under Clause 3.8.2.3.
3.9   SUPERINTENDENT
3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.
3.10 CONTRACTOR'S CONSTRUCTION  SCHEDULES
3.10.1 The Contractor, within a reasonable time after receipt of the drawings and specifications, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.
3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.
3.10.3 The Contractor shall conform to the most recent schedules.
3.11 DOCUMENTS AND SAMPLES AT THE SITE
3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.
3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.
3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.
3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.
3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.
3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.
3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.
3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.
3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.
3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.
3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.
3.13  USE OF SITE
3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.
3.14  CUTTING AND PATCHING
3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.
3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.
3.15 CLEANING UP
3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.
3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.
3.16  ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.
3.17  ROYALTIES AND PATENTS
3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.
3.18 INDEMNIFICATION
3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.
3.18.2 In claims against any person or entity  indemnified  under this Paragraph
     3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.
3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

ARTICLE 4
ADMINISTRATION OF THE CONTRACT

4.1  ARCHITECT
4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.
4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.
4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.
4.1.4 Disputes arising under Subparagraphs 4.1.2 and 4.1.3 shall be subject to arbitration.
4.2 ARCHITECT'S  ADMINISTRATION OF THE CONTRACT
4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner's representative (1) during construction,  (2)  until  final  payment  is  due  and  (3)  with  the  Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.
4.2.2 The Architect will visit the site, as requested by Owner, at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.
4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph 3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.
4.2.4 Communications Facilitating Contract Administration. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

4.2.5 Based on the Owner's observations and evaluations of the Contractor's Applications for Payment, the Owner will review and certify the amounts due the Contractor.
4.2.6 The Owner will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Owner will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.
4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract
     Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5, and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.
4.2.8 The Owner will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.
4.2.9 The Owner will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate of substantial completion upon compliance with the requirements of the Contract Documents.
4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be a set forth in an exhibit to be incorporated in the Contract Documents.
4.2.11 Upon specific request of the Owner, the Owner will interpret and decide matters concerning performance under and requirements of the Contract Documents. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.
4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.
4.2.13 The Owner's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.
4.3 CLAIMS AND DISPUTES
4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.
4.3.3 Time Limits on Claims. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.
4.3.4 Continuing Contract Performance. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.
4.3.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:
          .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
          .2 failure of the Work to comply with the requirements of the Contract Documents; or
          .3 terms of special  warranties  required by the  Contract  Documents.
4.3.6 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.
4.3.7 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph
10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect,
(2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds. Claim shall be filed in accordance with the procedure established herein.
4.3.8 Claims for Additional Time
4.3.8.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of continuing delay only one Claim is necessary.
4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.
4.3.9 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.
4.4 RESOLUTION OF CLAIMS AND DISPUTES
4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The

Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.
4.4.2 If a Claim has not been resolved, the Architect will prepare or obtain appropriate documentation.
4.4.3 If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.
4.4.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of the Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving controversy.


4.5   ARBITRATION
4.5.1 Controversies and Claims Subject to Arbitration. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided for in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party. Arbitration may be commenced when 45 days have passed after the Claim has been referred to the Architect as provided in Paragraph 4.3 and no decision has been rendered.
4.5.2 Rules and Notices for Arbitration. Claims between the Owner and Contractor not resolved under Paragraph 4.4 shall, if subject to arbitration under Subparagraph 4.5.1 be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association or JAMS if agreed by the parties.
4.5.3 Contract Performance During Arbitration. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.
4.5.4 When  Arbitration May Be Demanded
4.5.4.1
4.5.4.2 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.
4.5.5 Limitation on Consolidation or Joinder. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in
Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a dispute not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.
4.5.6 Claims and Timely Assertion of Claims. A party who files a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.
4.5.7 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5
SUBCONTRACTORS

5.1   DEFINITIONS
5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.
5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.
5.2 AWARD OF  SUBCONTRACTS  AND OTHER  CONTRACTS  FOR PORTIONS OF THE WORK
5.2.1  Unless  otherwise  stated  in  the  Contract  Documents  or  the  bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner and Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect or Owner will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.
5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.
5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.
5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.
5.3 SUBCONTRACTUAL RELATIONS
5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with the Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.
5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:
          .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and
          .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.
5.4.2 If the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted.

ARTICLE 6
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
6.1   OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.
6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the
Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.
6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.
6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this
Article 6 and Articles 10, 11 and 12.
6.2  MUTUAL  RESPONSIBILITY
6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.
6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.
6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.
6.2.5 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph
     4.3 provided the separate contractor has reciprocal obligations.
6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.
6.3 OWNER'S RIGHT TO CLEAN UP
6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

ARTICLE 7
CHANGES IN THE WORK

7.1   CHANGES
7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.
7.1.2 A Change Order shall be based upon agreement among the Owner and Contractor; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect or Owner.
7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.
7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.
7.2 CHANGE ORDERS
7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:
 .1 a change in the Work;
 .2 the amount of the adjustment in the Contract Sum, if any; and .3 the extent of the adjustment in the Contract Time, if any.
7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3   CONSTRUCTION CHANGE DIRECTIVES
7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.
7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.
7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
         .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
          .2 unit prices stated in the Contract Documents or subsequently agreed upon;
          .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or .4 as provided in Subparagraph 7.3.6.
7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.
7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in the Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.
If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Owner on the basis of reasonable expenditures and savings of those performing the Work attributable to the change. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:
          .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance;
          .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
          .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
          .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and .5 additional costs of supervision and field office personnel for subcontractors directly attributable to the change.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.
7.3.8 If the Owner and Contractor do not agree with the adjustment in the Contract Time or the method for determining it, the adjustment or the method shall be referred to the arbitration for determination.
7.3.9 When the Owner and Contractor agree concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.
7.4 MINOR CHANGES IN THE WORK
7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8
TIME

8.1   DEFINITIONS
8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of Work.
8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.
8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.
8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.
8.2 PROGRESS AND COMPLETION
8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.
8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.
8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.
8.3 DELAYS AND EXTENSIONS OF TIME
8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the owner pending arbitration, or by other causes which the Owner determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.
8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.
8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9
PAYMENTS AND COMPLETION

9.1   CONTRACT SUM
9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2   SCHEDULE OF VALUES
9.2.1 Before the first Application for Payment, the Contractor shall submit to the Owner a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3   APPLICATIONS FOR PAYMENT
9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Owner an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.
9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.
9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.
9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which payments have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work. 9.5 DECISIONS TO WITHHOLD CERTIFICATION 9.5.1 The Owner may decide to withhold Payment in whole or in part, to the extent necessary to protect the Owner, because of;
          .1 defective Work not remedied;
          .2 third party claims filed or reasonable evidence indicating probable filing of such claims;
          .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
          .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
          .5 damage to the Owner or another Contractor;
          .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
          .7 persistent failure to carry out the Work in accordance with the Contract Documents.
9.5.2 When the above reasons for withholding payment are removed, payment will be made for amounts previously withheld.
9.6 PROGRESS PAYMENTS
9.6.1 The Owner shall make payment in the manner and within the time provided in the Contract Documents.
9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.
9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may be otherwise be required by law.
9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2 and 9.6.4.
9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.
9.7 FAILURE OF PAYMENT
9.7.1 If the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount the Owner deems owed subject to Paragraph 5.9.1, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7. See Exhibit `D'.
9.8  SUBSTANTIAL  COMPLETION
9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.
9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in acccordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Agreement shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.
9.9 PARTIAL OCCUPANCY OR USE
9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and the Contractor.
9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.
9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.
9.10 FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with the terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.9.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.
9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the

Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, oi any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.
9.10.3 If, after Substantial Completion of Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of the Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.
9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by the payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5.

ARTICLE 10
PROTECTION OF PERSONS AND PROPERTY

10.1 SAFETY PRECAUTIONS AND PROGRAMS
10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.
10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.
10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).
10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than theWork itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.
10.2 SAFETY OF PERSONS AND PROPERTY
10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
          .1  employees  on the  Work  and  other  persons  who may be  affected thereby;
          .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and
          .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.
10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.
10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.
10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.
10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.
10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.
10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.
10.3 EMERGENCIES
10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and
Article 7.

ARTICLE 11
INSURANCE AND BONDS

11.1      CONTRACTOR'S LIABILITY INSURANCE
11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of a result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
 .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
 .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;
 .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;
 .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;
 .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
 .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and
 .7  claims  involving   contractual   liability  insurance   applicable  to  the
Contractor's obligations under Paragraph 3.18
11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained  without  interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.
11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.
11.2 OWNER'S LIABILITY INSURANCE
11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.
11.3 PROPERTY INSURANCE
11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.
11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage
including,   without  duplication  of  coverage,  theft,  vandalism,   malicious
mischief, collapse, false-work, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.
11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.
11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.
11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit.
11.3.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.
11.3.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however cased. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.
11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.
11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.
11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.
11.3.7 Waivers of Subrogation. The Owner and Contractor waive all rights against
(1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors
described   in   Article   6,  if  any,   and  any  of   their   subcontractors,
sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had a insurable interest in the property damaged.
11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable
mortgagee  clause  and  of  Subparagraph   11.3.10.  The  Contractor  shall  pay
Subcontractors   their  just  shares  of  insurance   process  received  by  the
Contractor,  and by appropriate  agreements,  written where legally required for
validity,   shall   require   Subcontractors   to   make   payments   to   their
Sub-subcontractors in similar manner.
11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give of required bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreements as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in
Paragraph 4.5. If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.
11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph
4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance
proceeds  by  arbitration  is  required,   the  arbitrators   will  direct  such
distribution.
11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take
no  action  with   respect  to  partial   occupancy  or  use  that  would  cause
cancellation, lapse or reduction of insurance.
11.4 PERFORMANCE BOND AND PAYMENT BOND
11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.
11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.
ARTICLE 12
UNCOVERING AND CORRECTION OF WORK
12.1 UNCOVERING OF WORK
12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's observation and be replaced at the Contractor's expense without change in the Contract Time.
12.1.2 If a portion of the Work has been covered which the Owner or Architect has not specifically requested to observe prior to its being covered, the Owner or Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.
12.2  CORRECTION OF WORK
12.2.1 The Contractor shall promptly correct Work rejected by the Owner or Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not
fabricated,   installed  or  completed.  The  Contractor  shall  bear  costs  of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby.
12.2.2 If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner had previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.
12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.
12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.
12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.
12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to
establish  the   Contractor's   liability  with  respect  to  the   Contractor's
obligations other than specifically to correct the Work.
12.3 ACCEPTANCE OF NONCONFORMING WORK
12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.
ARTICLE 13
MISCELLANEOUS  PROVISIONS
13.1 GOVERNING LAW
13.1.1 The Contract shall be governed by the law of the place where the Project is located.
13.2 SUCCESSORS AND ASSIGNS
13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.
13.3 WRITTEN NOTICE
13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.
13.4 RIGHTS AND REMEDIES
13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.
13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.
13.5 TESTS AND INSPECTIONS
13.5.1 Test, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Owner and Architect timely notice of when and where tests and inspections are to be made so the Owner and Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.
13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Owner and Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Owner and Architect of when and where tests and inspections are to be made so the Owner and Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.
13.5.3  If  such   procedures   for  testing,   inspection  or  approval   under
Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.
13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.
13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documentsthe Architect will do so promptly and, where practible, at the normal place of testing.
13.5.6 Tests or inspections conduted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.
13.6 INTEREST
13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD
13.7.1 As between the Owner and Contractor:
 .1 Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;
 .2 Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and
 .3 After Final Certificate for Substantial Completion. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14
TERMINATION OR SUSPENSION OF THE CONTRACT
14.1 TERMINATION BY THE CONTRACTOR
14.1.1 The Contractor may terminate the contract if the work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:
1.  issuance  of  an  order  of  a  court  or  other  public   authority  having
jurisdiction;
 .2 an act of government, such as a declaration of national emergency, making material unavailable;
 .3 or because the Owner has not made payment on an application Payment within the time stated in the Contract Documents; and has not notified the Contractor of the reasons for withholding the payment being related to the work.
 .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or
 .5 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.
14.1.2 If one of the above reasons exists, the contractor may, upon seven additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.
14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.
14.2 TERMINATION BY THE OWNER FOR CAUSE
14.2.1 The Owner may terminate the Contract if the Contractor:
 .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
 .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
 .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or
 .4 otherwise is guilty of substantial breach of a provision of the Contract Documents. 14.2.2 When any of the above reasons exist, the Owner, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
 .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
 .2 accept assignment of subcontracts pursuant to Paragraph 5.4; and .3 finish the Work by whatever reasonable method the Owner may deem expedient.
14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.
14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation of the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. This obligation for payment shall survive termination of the Contract.
14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.
14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:
 .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
 .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.














Exhibit 'D'

Supplement to Paragraph 9.6.1

If the Contractor disputes the Owner's determination of the amount owned in a progress payment, then the Contractor disputes the Owner's determination of the amount owned in a progress payment, then the Contractor shall continue to work, but may seek arbitration which Owner agrees will be expedited and heard within thirty (30) days or the parties may agree to a third party "neutral" whose decision on the amount to be paid in a progress payment will be final.